As filed with the Securities and Exchange Commission on December 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARKET LEADER, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1982679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11332 NE 122nd Way, Suite 200

Kirkland, Washington 98034

(425) 952-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ian Morris

Chief Executive Officer and President

Market Leader, Inc.

11332 NE 122nd Way, Suite 200

Kirkland, Washington 98034

(425) 952-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric DeJong Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101-3099 (206) 359-8000	Gregg Eskenazi General Counsel Market Leader, Inc. 11332 NE 122nd Way, Suite 200 Kirkland, Washington 98034 (425) 952-5500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering by Market Leader
Common Stock, $0.001 par value per share	(1)(2)	(1)(2)	(1)
Preferred Stock, $0.001 par value per share	(1)(2)	(1)(2)	(1)
Convertible Preferred Stock, $0.001 par value per share	(1)(2)	(1)(2)	(1)
Debt Securities (3)	(1)(2)	(1)(2)	(1)
Convertible Debt Securities (3)	(1)(2)	(1)(2)	(1)
Stock Purchase Contracts	(1)(2)	(1)(2)	(1)
Stock Purchase Units (4)	(1)(2)	(1)(2)	(1)
Warrants (5)	(1)(2)	(1)(2)	(1)
Subtotal of Primary Offering	(1)(2)	(1)(2)	$50,000,000(7)	$6,820.00
Secondary Offering by Selling Shareholders
Common Stock, $0.001 par value per share (6)	1,500,000	$6.56(8)	$9,840,000(8)	$1,342.18
Total for Primary and Secondary Offerings			$59,840,000	$8,162.18

(1)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the total proposed maximum aggregate proceeds that may be raised pursuant to primary offerings by Market Leader, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price for each class pursuant to primary offerings by Market Leader.
(2)	An indeterminate aggregate initial offering price and number of the securities of each listed class is being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements pursuant to primary offerings by Market Leader. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units pursuant to primary offerings by Market Leader.
(3)	Subject to note (2), an indeterminate amount of these securities may be senior or subordinated.
(4)	Each stock purchase unit will consist of a (i) stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock and (ii) beneficial interest in debt securities or convertible debt securities, or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests.
(5)	Subject to note (2) above, an indeterminate number of warrants to purchase shares of our common stock, preferred stock or convertible preferred stock is being registered hereunder.
(6)	Pursuant to Rule 416(a) of the Securities Act, the number of shares of common stock registered for secondary offerings by the selling shareholders includes such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends and similar transactions.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed.
(8)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on The Nasdaq Global Market on November 30, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 6, 2012

PROSPECTUS

MARKET LEADER, INC.

Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Warrants

We may offer from time to time common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants in one or more offerings. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $50,000,000. Certain of these securities may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities of Market Leader, Inc. When we decide to sell a particular class of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

In addition, selling shareholders to be named in a prospectus supplement may from time to time sell up to 1,500,000 shares of common stock. In the prospectus supplement relating to any sales by the selling shareholders, we will, among other things, identify the number of shares of our common stock that each of the selling shareholders will be selling. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders, but we may pay certain registration and offering fees and expenses.

You should read this prospectus and any prospectus supplement carefully before you invest. Neither we nor the selling shareholders may use this prospectus to sell securities unless it includes a prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “LEDR.” On December 5, 2012, the last reported sale price of our common stock on The Nasdaq Global Market was $6.65 per share.

Investing in our securities involves risks. See the sections entitled “Forward-Looking Information” and “Risk Factors” on page 2 of this prospectus, and in any accompanying prospectus supplement, as well as documents which are incorporated herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ].

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants described in this prospectus in one or more offerings up to an aggregate initial dollar amount of $50,000,000, and selling shareholders to be named in a prospectus supplement may sell up to an aggregate amount of 1,500,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or in any free writing prospectus filed with the SEC. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date. The terms “Market Leader,” “we,” “us,” and “our” refer to Market Leader, Inc. unless the context otherwise requires or where otherwise indicated.

MARKET LEADER, INC.

Market Leader was incorporated in the State of Washington on May 28, 1999. We provide innovative online technology and marketing solutions for real estate professionals across the United States and Canada. We serve more than 100,000 customers – real estate agents, brokerages and franchisors – offering solutions that enable them to grow and manage their businesses. Market Leader’s subscription-based real estate marketing software – including websites, contact management, a marketing center, and lead generation services – helps customers generate prospects and provides the systems and training they need to convert those prospects into clients. In addition, Market Leader’s national consumer real estate sites, including RealEstate.com, give its customers access to millions of future home buyers and sellers while providing consumers with free access to the information they seek.

Our principal executive offices are located at 11332 NE 122nd Way, Suite 200, Kirkland, Washington 98034, and our telephone number is (425) 952-5500. Our website address is www.marketleader.com. Information contained on, or that can be accessed through, our website, does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings we make with the SEC.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 19, 2012;

•

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 15, 2012, for the quarter ended June 30, 2012, filed with the SEC on August 14, 2012, and for the quarter ended September 30, 2012, filed with the SEC on November 9, 2012;

•	Our Current Reports on Form 8-K filed on January 5, 2012, February 14, 2012, March 13, 2012, March 23, 2012, and May 30, 2012; and

•

The description of our common stock as set forth in our registration statement on Form 8-A, which was filed on November 18, 2004, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits, unless such exhibits have been specifically incorporated by reference thereto, free of charge by contacting our investor relations department at our principal offices at 11332 NE 122nd Way, Suite 200, Kirkland, Washington 98034, or at (425) 952-5500. You may also obtain this information without charge from investor.marketleader.com.

USE OF PROCEEDS

Our management team will have broad discretion in using the net proceeds from the sale of our securities by us offered hereby. Unless otherwise indicated in the accompanying prospectus supplement, we currently expect to use the net proceeds from the sale of the securities by us primarily for general corporate purposes, which may include working capital, customer acquisition activities, and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no commitments or agreements as of the date of this prospectus to enter into any acquisitions or investments. Pending the use of net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing investments. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES

AND PREFERRED DIVIDENDS TO EARNINGS

For purposes of computing the ratio of earnings to fixed charges and combined fixed charges and preferred dividends to earnings, earnings represent pre-tax income (loss) from continuing operations plus fixed charges. Fixed charges represent estimated interest within rental expense. The following table sets forth our ratios of earnings to fixed charges and combined fixed charges and preferred dividends to earnings for each period indicated.

	Nine Months Ended September 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	—	—	—	—	—	—
Ratio of combined fixed charges and preferred dividends to earnings (1)(2)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Earnings were inadequate to cover fixed charges by approximately $6.6 million for the nine months ended September 30, 2012 and $14.7 million, $15.1 million, $12.2 million, $12.3 million, and $13.4 million for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively.
(2)	For the nine months ended September 30, 2012 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, we paid no preferred dividends.

SELLING SHAREHOLDERS

The selling shareholders, including their transferees, pledges, donees or their successors, may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 1,500,000 shares of our common stock. The selling shareholders originally acquired the shares of our common stock (i) as part of a series of transactions prior to our initial public offering in December 2004, including the purchase of preferred stock in connection with preferred stock financings we consummated in 2000, which were then converted to common stock in connection with our initial public offering in 2004, and the purchase of common stock from our founder, (ii) on the exercise of warrants issued to selling shareholders for consulting services, and (iii) on the exercise of stock options and settlement of restricted stock units granted under the 1999 Stock Incentive Plan and the Amended and Restated 2004 Equity Incentive Plan.

We will identify the selling shareholders in a prospectus supplement filed pursuant to Securities Act Rule 424(b)(7), as permitted by Rule 430B(b)(2). The Company will not receive any proceeds from the sales of shares by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our amended and restated articles of incorporation, as amended, and amended and restated bylaws are summaries and are qualified by reference to our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K, which is incorporated by reference herein.

Our authorized capital stock consists of 150,000,000 shares, each with a par value of $0.001 per share, consisting of the following two classes of stock:

•	120,000,000 shares designated as common stock;

•	30,000,000 shares designated as preferred stock.

As of September 30, 2012, we had outstanding 26,393,146 shares of common stock, held of record by 20 shareholders. In addition, as of September 30, 2012, 4,616,558 shares of our common stock were subject to outstanding stock options with a weighted average exercise price of $3.55 per share, 1,008,500 outstanding stock appreciation rights with a weighted average exercise price of $3.17, and 719,225 unvested restricted stock units.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Subject to preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends the board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the shareholders, to issue up to 30,000,000 shares of preferred stock in one or more series. The board of directors also has the authority to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions of any preferred stock issued, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change in control or make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Washington Law

Provisions of our articles of incorporation, our bylaws and Washington law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our shareholders. These provisions, which are summarized below, may delay, defer or prevent a tender offer or takeover attempt of our company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for our restructuring or sale of all or part of our business.

Authorized but Unissued Shares of Common Stock and Preferred Stock

Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without shareholder approval. To the extent described above in “Preferred Stock”, our board of directors has the authority under our amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of our common stock. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of common stock or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected annually by our shareholders. In addition, our directors may be removed only for cause (by a vote of two-thirds of the shares entitled to vote on the directors whose removal is sought) and, subject to certain exceptions, any vacancies on the board of directors shall be filled only by the affirmative vote of a majority of the directors then in office. Because this system of electing, appointing, removing and replacing directors generally makes it more difficult for shareholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of us and may maintain the incumbency of the board of directors.

Limits on Ability of Shareholders to Act by Written Consent or Call Special Meetings of Shareholders

Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder actions. In addition, our articles of incorporation provide that special meetings of our shareholders may be called only by the chairman of our board of directors, our board of directors, our chief executive officer, our president or holders of at least 25% of all votes entitled to be cast on any issue to be considered at the special meeting.

Advance Notice Requirements for Shareholders Proposals and Director Nominations

Our bylaws provide that shareholders seeking to bring business before a meeting of shareholders, or to nominate candidates for election as directors at a meeting of shareholders, must provide us with timely written notice of their proposal. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Amendment to Our Amended and Restated Bylaws and Amended and Restated Articles of Incorporation

Our articles of incorporation and bylaws provide that shareholders can amend or repeal the bylaws only by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock.

Unless approved by a majority of our “continuing directors,” as that term is defined in our articles of incorporation, specified provisions of our articles of incorporation may not be amended or repealed without the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock entitled to vote on the action, including the following provisions:

•

those requiring the affirmative vote of at least two-thirds of the voting power of our outstanding capital stock, voting together as a single group, in order for shareholders to amend or repeal our bylaws;

•	those dividing our board of directors into three classes;

•	those providing that directors are removable only for cause;

•	those permitting only our board of directors to fill vacancies on our board;

•	those relating to the limitation of liability and indemnification of our directors;

•

those requiring the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding capital stock, voting together as a single group, to amend specified provisions of our amended and restated articles of incorporation; and

•

those providing that special meetings of shareholders may be called only by the chairman of our board of directors, our chief executive officer, our president or holders of at least 25% of all the votes entitled to be cast on any issue proposed at the special meeting.

Washington Law

Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in specified “significant business transactions” for a period of five years after the share acquisition by an acquiring person, unless (a) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition or (b) the significant business transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. Significant business transactions include, among other transactions:

•	mergers, share exchanges or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation employed in Washington over a five-year period as a result of the acquiring person’s acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, certain “significant business transactions” are permitted only if they comply with the “fair price” provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not “opt out” of this statute.

DESCRIPTION OF DEBT SECURITIES

The following summary describes general terms that apply to the debt securities we may offer pursuant to this prospectus. The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under a debt indenture summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of debt indenture relating to the debt securities, which includes a form of debt securities, is an exhibit to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of debt securities we may issue and provides that we may issue debt securities thereunder from time to time in one or more series. The indenture does not limit the amount of other indebtedness or debt securities which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement related to a particular series of debt securities, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

If any of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•

whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•

any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the applicable prospectus supplement, we will, subject to certain conditions, pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may, subject to certain conditions, pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the applicable prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the applicable prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the applicable prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the applicable prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture does not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to any of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Market Leader, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the debt indenture without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the debt indenture in a way that would:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with certain provisions of the debt indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the debt indenture. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the debt indenture with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the debt indenture that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the debt indenture for 60 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the debt indenture. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder first gives the trustee written notice of a continuing event of default,

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity, and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement related to a particular series of debt securities states that the following provisions do not apply to the debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance,” or

•

to be released from our obligations under the indenture with respect to the debt securities as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the debt indenture or any other material agreement or instrument to which we are a party or by which we are bound,

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the debt indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “— Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The debt indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary describes general terms that apply to the convertible debt securities that we may offer pursuant to this prospectus. The convertible debt securities offered pursuant to this prospectus will be unsecured obligations and will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities and convertible subordinated debt securities will be issued under a convertible debt indenture summarized below. Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities, the applicable information refers to any convertible debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the convertible debt securities, which includes a form of convertible debt securities, is an exhibit to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of convertible debt securities we may issue and provides that we may issue convertible debt securities thereunder from time to time in one or more series. The indenture does not limit the amount of other indebtedness or convertible debt securities which we or our subsidiaries may issue. Under the indenture, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement related to a particular series of convertible debt securities, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

If any of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of convertible debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•

whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•

any other terms of the convertible debt securities and any other deletions from or modifications or additions to the convertible debt indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will, subject to certain conditions, pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may, subject to certain conditions, pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the applicable prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the applicable prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any convertible debt security selected for redemption in whole or in part, except the unredeemed portion of any convertible debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the applicable prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the applicable prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the applicable prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, the indenture does not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of convertible debt securities for information regarding any changes in the events of default described below or covenants contained in the convertible debt indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares of our common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to any of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Market Leader, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshaling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the convertible debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the convertible debt indenture without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the convertible debt indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the convertible debt indenture in a way that would:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the convertible debt indenture, to waive compliance with certain provisions of the convertible debt indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the convertible debt indenture. The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the convertible debt indenture with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any convertible debt security of that series or in respect of a provision of the convertible debt indenture that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the convertible debt indenture for 60 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the convertible debt indenture. The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder first gives the trustee written notice of a continuing event of default,

•

the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity, and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement related to a particular series of convertible debt securities states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a “defeasance,” or

•

to be released from our obligations under the indenture with respect to the convertible debt securities as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a “covenant defeasance”.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the convertible debt indenture or any other material agreement or instrument to which we are a party or by which we are bound,

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the convertible debt indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under “— Convertible Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The convertible debt indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	our debt securities or convertible debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities;

•	securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

An accompanying prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid securities. The description in any accompanying prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if any, the prepaid related securities and the document contracts or stock purchase units, and, if any, the prepaid securities and the documents pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units, as necessary. Material U.S. federal income tax consideration applicable to the stock purchase contracts and the stock purchase units will also be discussed in an accompanying prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any common stock, preferred stock or convertible preferred stock (including any combination thereof) that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•

the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•

the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver in order to exercise a warrant. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to the close of business, New York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business, New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates may be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

USE OF GLOBAL SECURITIES

The debt securities or convertible debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities or convertible debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities or convertible debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents. In this section, the term “debt securities” will refer to both debt securities and convertible debt securities.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The applicable indenture provides that if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

•	an event of default with respect to a series of debt securities occurs and continues;

The global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

PLAN OF DISTRIBUTION

We or the selling shareholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling shareholders may also sell their shares of common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

In addition, we or any selling shareholder may enter into option, share lending or other types of transactions that require us or such selling shareholder to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or such selling shareholder may:

•	enter into transactions involving short sales of shares of the securities by underwriters, brokers or dealers;

•	sell securities short and deliver the securities to close out short positions;

•

enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

The prospectus supplement with respect to each series of securities will state the manner and terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling shareholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we or the selling shareholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling shareholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling shareholders pay for solicitation of these delayed delivery contracts.

In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling shareholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling shareholder in the ordinary course of business.

We or the selling shareholders may sell the offered securities to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our common stock is listed on The Nasdaq Global Market under the symbol “LEDR.” Common stock sold under this prospectus will be listed on The Nasdaq Global Market, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

There can be no assurance that we or the selling shareholders will sell all or any of the securities offered by this prospectus.

This prospectus also may be used in connection with any issuance by us of common stock, preferred stock, or convertible preferred stock upon exercise of a warrant if such an issuance is not exempt from the registration requirements of the Securities Act.

LEGAL MATTERS

Perkins Coie LLP, Seattle, Washington, will provide Market Leader with an opinion as to the legality of the securities we are offering. Counsel representing any underwriters, dealers, agents or selling shareholders will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Market Leader, Inc. as of December 31, 2011 and 2010, and for each of the years in the two-year period ended December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

MARKET LEADER, INC.

Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Warrants

PROSPECTUS

[                    ]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table shows expenses to be incurred in connection with the offering of the securities being registered, all of which will be paid by Market Leader. All amounts are estimates, other than the SEC registration fee.

Amount to be Paid
SEC registration fee	$8,162.18
FINRA filing fees	*
The NASDAQ Global Market listing fee	*
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Transfer agent and registrar fees and expenses	*
Trustee fees and expenses	*
Blue sky fees and expenses	*
Miscellaneous fees and expenses	*

Total	$8,162.18

*	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated herein by reference.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Washington law provides that directors of a corporation shall not be personally liable for reasonable expenses incurred in the wholly successful defense of a proceeding to which the director was a party because of being a director. Washington law provides further that directors may be indemnified against liability incurred in a proceeding to which they are a party because of being a director so long as:

•	the director acted in good faith;

•

the director reasonably believed, in the case of conduct in the director’s official capacity, that his or her conduct was in the corporation’s best interests or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

Directors generally may not, however, be indemnified:

•	in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation;

•	in connection with any other proceeding in which the director was adjudged liable for receiving improper personal benefit;

•	for acts or omissions of the director that involve intentional misconduct or knowing violation of law; or

•	for unlawful distributions to shareholders.

Our amended and restated articles of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We have obtained directors’ and officers’ liability insurance.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify us and certain of our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act.

ITEM 16.	EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of the registrant, dated October 13, 2008 (Filed as Exhibit 3.1 to Market Leader, Inc.’s Annual Report on Form 10-K (SEC File No. 000-51032) filed on March 13, 2009, and incorporated herein by reference).

4.2	Amended and Restated Bylaws, dated October 13, 2008 (Filed as Exhibit 3.2 to Market Leader, Inc.’s on Form 8-K (SEC File No. 000-51032) filed on October 15, 2008, and incorporated herein by reference).

4.3	Specimen of Common Stock Certificate (Filed as Exhibit 4.1 to Market Leader, Inc.’s Amendment No. 1 to Registration Statement on Form S-1 (SEC File No. 333-118740) filed on October 8, 2004, and incorporated herein by reference).

4.4*	Form of Specimen Preferred Stock Certificate.

4.5*	Form of Specimen Convertible Preferred Stock Certificate.

4.6	Form of Debt Indenture.

4.7	Form of Convertible Debt Indenture.

4.8	Form of Debt Securities (included in Exhibit 4.6).

4.9	Form of Convertible Debt Securities (included in Exhibit 4.7).

4.10*	Form of Stock Purchase Contract Agreement (including form of related securities certificate).

4.11*	Form of Stock Purchase Unit Agreement (including form of unit certificate).

4.12*	Form of Warrant Agreement (including form of warrant certificate).

5.1	Opinion of Perkins Coie LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends to Earnings.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K under the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on December 6, 2012.

MARKET LEADER, INC.

By:	/s/ IAN MORRIS
Name:	Ian Morris
Title:	Chief Executive Officer and President

Each person whose signature appears below hereby constitutes and appoints Ian Morris and Jacqueline L. Davidson, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments, and any and all additions to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK M. (“PETE”) HIGGINS Frank M. (“Pete”) Higgins	Chairman of the Board and Director	December 6, 2012

/s/ IAN MORRIS Ian Morris	Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2012

/s/ JACQUELINE DAVIDSON Jacqueline Davidson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 6, 2012

/s/ JON W. GACEK Jon W. Gacek	Director	December 6, 2012

/s/ NICOLAS HANAUER Nicolas Hanauer	Director	December 6, 2012

/s/ RICHARD A. MENDENHALL Richard A. Mendenhall	Director	December 6, 2012

/s/ MICHAEL T. GALGON Michael T. Galgon	Director	December 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of the registrant, dated October 13, 2008 (Filed as Exhibit 3.1 to Market Leader, Inc.’s Annual Report on Form 10-K (SEC File No. 000-51032) filed on March 13, 2009, and incorporated herein by reference).

4.2	Amended and Restated Bylaws, dated October 13, 2008 (Filed as Exhibit 3.2 to Market Leader, Inc.’s on Form 8-K (SEC File No. 000-51032) filed on October 15, 2008, and incorporated herein by reference).

4.3	Specimen of Common Stock Certificate (Filed as Exhibit 4.1 to Market Leader, Inc.’s Amendment No. 1 to Registration Statement on Form S-1 (SEC File No. 333-118740) filed on October 8, 2004, and incorporated herein by reference).

4.4*	Form of Specimen Preferred Stock Certificate.

4.5*	Form of Specimen Convertible Preferred Stock Certificate.

4.6	Form of Debt Indenture.

4.7	Form of Convertible Debt Indenture.

4.8	Form of Debt Securities (included in Exhibit 4.6).

4.9	Form of Convertible Debt Securities (included in Exhibit 4.7).

4.10*	Form of Stock Purchase Contract Agreement (including form of related securities certificate).

4.11*	Form of Stock Purchase Unit Agreement (including form of unit certificate).

4.12*	Form of Warrant Agreement (including form of warrant certificate).

5.1	Opinion of Perkins Coie LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends to Earnings.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K under the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.